As filed with the Securities and Exchange Commission on November 22, 2006

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	04-3565120
(State of Incorporation)	(I.R.S. Employer Identification No.)

51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(781) 647-3900

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Ron Zwanziger
Chairman, Chief Executive Officer and President
Inverness Medical Innovations, Inc.
51 Sawyer Road
Waltham, Massachusetts 02453
(781) 647-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Daniel P. Adams, Esq.	Jay McNamara, Esq.
Goodwin Procter LLP	Senior Counsel, Corporate & Finance
Exchange Place	Inverness Medical Innovations, Inc.
Boston, Massachusetts 02109-2881	51 Sawyer Road
(617) 570-1000	Waltham, Massachusetts 02453
(781) 647-3900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Warrants
Stock Purchase Contracts
Units(2)
Common Stock
Preferred Stock Depositary Shares(3)	$(1)	$(1)	$(1)	$(1)

(1)             The amount to be registered consists of an unspecified amount of the securities of each identified class as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), under the Securities Act of 1933, Inverness Medical Innovations, Inc. is deferring payment of all the registration fee.

(2)             Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(3)             Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

Prospectus

INVERNESS MEDICAL INNOVATIONS, INC.

Warrants
Stock Purchase Contracts
Units
Common Stock
Preferred Stock
Depositary Shares

This prospectus provides you with a general description of equity securities that Inverness Medical Innovations, Inc. may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

Inverness Medical Innovations, Inc. may offer and sell these securities to or through one or more underwriters, dealers and/or agents on a continuous or delayed basis.

Our common stock is listed on the American Stock Exchange under the symbol “IMA.”  On November 21, 2006 the last reported sale price of our common stock on the American Stock Exchange was $40.20.

Investing in our securities involves various risks. In our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, we identify and discuss risk factors that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2006

i

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The Company has filed a registration statement with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of these documents.

This prospectus contains forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements on page 2 of this prospectus. You should also carefully consider the various risk factors incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on our forward-looking statements.

Unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Inverness Medical Innovations, Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

ABOUT INVERNESS MEDICAL INNOVATIONS, INC.

We are a leading global developer, manufacturer and marketer of in vitro diagnostic products for the over-the-counter pregnancy and fertility/ovulation test market and the professional rapid diagnostic test market. Our business is organized into three reportable segments: consumer diagnostic products, professional diagnostic products and vitamins and nutritional supplements. Through our consumer diagnostic products segment, we hold a leadership position in the worldwide over-the-counter pregnancy and fertility/ovulation test market. We sell our pregnancy and fertility/ovulation test products in the premium branded sector, the value branded sector and the private label sector. Through our professional diagnostics segment, we develop, manufacture and market an extensive array of innovative rapid diagnostic test products and other in vitro diagnostic tests to medical professionals and laboratories for detection of infectious diseases, drugs of abuse and pregnancy. We also manufacture and market a variety of vitamins and nutritional supplements under our brands and those of private label retailers primarily in the U.S. consumer market. We have grown our businesses by leveraging our strong intellectual property portfolio and making selected strategic acquisitions. Our consumer and professional diagnostic products are sold in approximately 90 countries through our direct sales force and an extensive network of independent global distributors.

Inverness Medical Innovations, Inc. is a Delaware corporation. Our principal executive offices are located at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 and our telephone number is (781) 647-3900. Our website is http://www.invernessmedical.com. The information found on our website is not part of this prospectus. Our common stock is listed on the American Stock Exchange under the symbol “IMA.”

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges is as follows for the periods indicated:

	Nine Months Ended
	September 30,		Year Ended December 31,
				2004	2003
	2006	2005	2005	(restated)	(restated)	2002	2001
	(unaudited)
Ratio of Earnings to Fixed Charges	0.2x	0.6x	0.5x	0.4x	2.0x	—	—

(1)          For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before taxes plus fixed charges. Fixed charges consist of interest expense, redemption interest, dividends of preferred stock and the portion of rent expense deemed to represent interest.

(2)          Due to the loss from operations for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005, 2004, 2002 and 2001, there were insufficient earnings of $19.4 million, $6.5 million, $12.4 million, $14.3 million, $19.2 million and $22.7 million, respectively, to cover fixed charges.

SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition or state other “forward-looking” information. There may be events in the future that we are not able to predict accurately or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We caution investors that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those we discuss in this prospectus. These differences may be the result of various factors, including those factors identified from time to time in our periodic filings with the SEC. Some important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements are as follows:

•       economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates, and the potential effect of such fluctuations on revenues, expenses and resulting margins;

•       competitive factors, including technological advances achieved and patents attained by competitors and generic competition;

•       domestic and foreign healthcare changes resulting in pricing pressures, including the continued consolidation among healthcare providers, trends toward managed care and healthcare cost containment and government laws and regulations relating to sales and promotion, reimbursement and pricing generally;

•       government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing;

•       manufacturing interruptions, delays or capacity constraints or lack of availability of alternative sources for components for our products, including our ability to successfully maintain relationships with suppliers, or to put in place alternative suppliers on terms that are acceptable to us;

•       difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals or clearances in the United States and abroad and the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights which can preclude or delay commercialization of a product;

•       significant litigation adverse to us including product liability claims, patent infringement claims and antitrust claims;

•       our ability to comply with regulatory requirements, including the outcome of the SEC’s ongoing investigation into the revenue recognition issues at our Wampole subsidiary disclosed in June 2005 and the ongoing inquiry by the Federal Trade Commission into our acquisition of certain assets from Acon Laboratories;

•       product efficacy or safety concerns resulting in product recalls or declining sales;

•       the impact of business combinations and organizational restructurings consistent with evolving business strategies;

•       our ability to reach a definitive agreement with The Procter & Gamble Company regarding the proposed joint venture transaction that we have previously announced and our ability to complete the proposed joint venture;

•       our ability to satisfy the financial covenants and other conditions contained in the agreements governing our indebtedness;

•       our ability to obtain required financing on terms that are acceptable to us; and

•       the issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC.

The foregoing list sets forth many, but not all, of the factors that could impact upon our ability to achieve results described in any forward-looking statements. Readers should not place undue reliance on our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described above and elsewhere in this prospectus could harm our business, prospects, operating results and financial condition. We do not undertake any obligation to update any forward-looking statements as a result of future events or developments.

HOW WE INTEND TO USE THE PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include:

•       the repayment of debt;

•       the possible repurchase of our common stock;

•       the financing of potential investments;

•       working capital; and

•       other purposes as mentioned in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF WARRANTS WE MAY OFFER

Please note that in the sections entitled “Description of Warrants We May Offer,” “Description of Stock Purchase Contracts We May Offer,” “Description of Units We May Offer,” “Description of Common Stock We May Offer,” “Description of Preferred Stock We May Offer” and “Description of Depositary Shares We May Offer,” references to “we,” “our” and “us” refer only to Inverness Medical Innovations, Inc. and not to its consolidated subsidiaries. This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants or rights, and any warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

We may issue warrants. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.

Warrants

We may issue warrants, options or similar instruments for the purchase of our preferred stock, common stock, depositary shares or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Agreements

Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The warrant agent will act solely as our agent in connection with the warrant agreement or any warrant certificates and will not assume any obligation or relationship of agency or trust for or with any warrant holders. Copies of the forms of agreements and the forms of certificates representing the warrants will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

•       the offering price;

•       the designation and terms of any securities with which the warrants are issued and in that event the number of warrants issued with each security or each principal amount of security;

•       the dates on which the right to exercise the warrants will commence and expire, and the price at which the warrants are exercisable;

•       the amount of warrants then outstanding;

•       material U.S. federal income tax consequences of holding or exercising these securities; and

•       any other terms of the warrants.

Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Modification Without Consent

We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•       to cure any ambiguity;

•       to correct or supplement any defective or inconsistent provision; or

•       to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modification With Consent

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment. However, no such amendment that:

•       increases the exercise price of such warrant;

•       shortens the time period during which any such warrant may be exercised;

•       reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants; or

•       otherwise adversely affects the exercise rights of warrant holders in any material respect;

may be made without the consent of each holder affected by that amendment.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security or property or, they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS WE MAY OFFER

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of common stock, shares of preferred stock, stock purchase contracts, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•       the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•       any provisions of the governing unit agreement;

•       the price or prices at which such units will be issued;

•       the applicable U.S. federal income tax considerations relating to the units;

•       any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•       any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Warrants We May Offer,” “Description of Stock Purchase Contracts We May Offer,” “Description of Common Stock We May Offer” and “Description of Preferred Stock We May Offer” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•       to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•       to correct or supplement any defective or inconsistent provision; or

•       to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•       impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•       reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•       If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•       If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

•       The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•       Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•       Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•       If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

•       Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the applicable provisions of the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”

We may offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of November 17, 2006, we had 38,876,143 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights.   The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

Dividends.   Holders of common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. We may pay dividends consisting of shares of common stock to holders of shares of common stock.

Other Rights.   Upon the liquidation, dissolution or winding up of our company, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock, subject to the preferential rights of any preferred stock then outstanding. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

Our certificate of incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors may, without stockholder approval issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a shareholder rights plan. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management. There are no shares of preferred stock currently outstanding.

Indemnification Matters

Our Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. This provision does not alter a director’s liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our Bylaws provide that directors and officers shall be, and in the discretion of our board of directors, non-officer employees may be, indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of us. Our Bylaws also provide for the advancement of expenses to directors and, in the discretion of our board of directors, officers and non-officer employees. In addition, our Bylaws provide that the right of directors and officers to indemnification shall be a contractual right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise. We also have directors’ and officers’ insurance against certain liabilities. We believe that the limitation of liability and indemnification provisions of our Certificate of Incorporation and Bylaws and directors’ and officers’ insurance, will assist us in attracting and retaining qualified individuals to serve as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to our directors or officers, or persons controlling our company as described above, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. At present, there is no pending material litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted.

Provisions of Our Certificate of Incorporation and By-Laws That May Have Anti-Takeover Effects

Certain provisions of our Certificate of Incorporation and Bylaws described below, as well as the ability of our board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers which particular stockholders may deem to be in their best interests.

These provisions also could have the effect of discouraging open market purchases of our common stock because these provisions may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or elect a new director to our board.

Classified Board of Directors.   Our board of directors is divided into three classes serving staggered three-year terms, with one-third of the board being elected each year. Our classified board, together with certain other provisions of our certificate of incorporation authorizing the board of directors to fill vacant directorships or increase the size of the board, may prevent a stockholder from removing, or delay the removal of, incumbent directors and simultaneously gaining control of the board of directors by filling vacancies created by such removal with its own nominees.

Director Vacancies and Removal.   Our certificate of incorporation provides that the affirmative vote of a majority of the remaining directors is necessary to fill vacancies in our board of directors, except for any directorship that is to be filled exclusively by holders of preferred stock. Our Certificate of Incorporation provides that directors, other than those elected exclusively by the holders of preferred stock, may be removed from office only with cause and only by the affirmative vote of holders of at least seventy-five percent of the shares then entitled to vote in an election of directors.

No Common Stockholder Action by Written Consent.   Our Certificate of Incorporation provides that any action required or permitted to be taken by the holders of our common stock at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders.

Special Meetings of Stockholders.   Our Certificate of Incorporation and Bylaws provide that only our board of directors may call a special meeting of stockholders. Our Bylaws provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

Advance Notice of Director Nominations and Stockholder Proposals.   Our Bylaws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders. A stockholder’s notice of a director nomination or proposal will be timely if delivered to our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Amendment of the Certificate of Incorporation.   As required by Delaware law, any amendment to our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law, thereafter approved by a majority of the outstanding shares entitled to vote with respect to such amendment, except that any amendment to the provisions relating to common stockholder action by written consent, directors (other than those provisions contained in any certificate of designation relating to preferred stock), limitation of liability and the amendment of our certificate of incorporation must be approved by not less than seventy-five percent of the outstanding shares entitled to vote with respect to such amendment.

Amendment of By-Laws.   Our Certificate of Incorporation and Bylaws provide that our Bylaws may be amended or repealed by our board of directors or by the stockholders. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of at least seventy-five percent of the shares present in person or represented by proxy at an annual meeting of stockholders or a special meeting called for such purpose unless our board of directors recommends that the stockholders approve such amendment or repeal at such meeting, in which case such amendment or repeal only requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Statutory Business Combination Provision

We are subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from completing a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years after the date such person became an “interested stockholder” unless:

•       before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•       upon the closing of the transaction that resulted in the interested stockholder becoming such, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

•       following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation’s outstanding voting stock.

The term “business combination” includes mergers, consolidations, asset sales involving 10% or more of a corporation’s assets and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from an amendment approved by holders of at least a majority of the outstanding voting stock. Neither our Certificate of Incorporation nor our Bylaws contain any such exclusion.

Trading on the American Stock Exchange

Our common stock is listed on the American Stock Exchange under the symbol “IMA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

The following description summarizes the material provisions of the preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the applicable provisions of the DGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our Certificate of Incorporation (as amended and in effect as of the date of such issuance) and by the certificate of amendment related to that series. We will file the certificate of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock

Our Certificate of Incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•       we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•       all outstanding depositary shares have been converted (if convertible) into shares of common stock or another series of preferred stock; or

•       there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

HOW WE PLAN TO OFFER AND SELL THE SECURITIES

We may sell the securities in any one or more of the following ways:

•       directly to investors;

•       to investors through agents;

•       to dealers;

•       through a special offering, an exchange distribution or a secondary distribution in accordance with applicable American Stock Exchange or other stock exchange rules;

•       through underwriting syndicates led by one or more managing underwriters; and

•       through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The distribution of the securities may be effected from time to time in one or more transactions:

•       at a fixed price or prices, which may be changed;

•       at market prices prevailing at the time of sale;

•       at prices related to such prevailing market prices; or

•       at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The applicable prospectus supplement will, where applicable:

•       identify any such underwriter or agent;

•       describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•       identify the amounts underwritten; and

•       identify the nature of the underwriter’s obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the American Stock Exchange. Common stock sold pursuant to a prospectus supplement will be listed on the American Stock Exchange, subject to the American Stock Exchange’s approval of the listing of the additional shares of common stock sold. We may elect to list any series of securities other than common stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our customers in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our SEC file number is 001-16789. We incorporate by reference the specific documents listed below.

•       Annual Report on Form 10-K for the year ended December 31, 2005, which was filed on March 16, 2006, as amended by the Annual Report on Form 10-K/A filed on June 6, 2006;

•       Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, which was filed on May 9, 2006;

•       Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which was filed on August 8, 2006;

•       Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which was filed on November 8, 2006;

•       Current Report on Form 8-K, event date June 17, 2005, which was filed on June 20, 2005, as amended by the Current Report on Form 8-K/A filed on August 31, 2005;

•       Current Report on Form 8-K, event date February 3, 2006, which was filed on February 8, 2006, as amended by the Current Report on Form 8-K/A filed on February 10, 2006;

•       Current Report on Form 8-K, event date February 24, 2006, which was filed on February 24, 2006 (Items 1.01, 3.02 and 8.01 only);

•       Current Report on Form 8-K, event date February 28, 2006, which was filed on March 3, 2006;

•       Current Report on Form 8-K, event date March 31, 2006, which was filed on April 5, 2006, as amended by the Current Report on Form 8-K/A filed on May 23, 2006;

•       Current Report on Form 8-K, event date May 15, 2006, which was filed on May 19, 2006;

•       Current Report on Form 8-K, event date May 16, 2006, which was filed on May 22, 2006;

•       Current Report on Form 8-K, event date June 7, 2006, which was filed on June 13, 2006;

•       Current Report on Form 8-K, event date July 17, 2006, which was filed on July 19, 2006;

•       Current Report on Form 8-K, event date August 15, 2006, which was filed on August 15, 2006;

•       Current Report on Form 8-K, event date August 21, 2006, which was filed on August 21, 2006;

•       Current Report on Form 8-K, event date August 23, 2006, which was filed on August 23, 2006;

•       Current Report on Form 8-K, event date November 17, 2006, which was filed on November 17, 2006; and

•       the description of our common stock contained in the Registration Statement on Form 8-A, which was filed on November 21, 2001, and all amendments and reports updating such description.

We also incorporate by reference any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until the date on which this registration statement has been withdrawn. Those documents will become a part of this prospectus from the date that the documents are filed with the Securities and Exchange Commission.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attn: Corporate Secretary. Telephone requests may be directed to the Corporate Secretary at (781) 647-3900.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and information at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Inverness Medical Innovations, Inc., that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission’s website at http://www.sec.gov.

EXPERTS

The consolidated financial statements of our company as of December 31, 2004 and 2005, and for each of the years in the period then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated by reference in the prospectus constituting a part of this registration statement on Form S-3 have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The statements of net assets sold of The Lateral Flow Product Line of ACON Laboratories Inc. and affiliates as of December 31, 2005 and December 31, 2004, and the related statements of revenue and direct expenses for the years ended December 31, 2005 and December 31, 2004, incorporated by reference in the prospectus constituting a part of this registration statement on Form S-3 have been audited by BDO Seidman, LLP, independent auditors, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The statements of net assets sold of the Determine/Daina Screen Rapid Diagnostics Product Line (the “Product Line”) of Abbott Diagnostics Division of Abbott Laboratories as of February 28, 2005 and November 30, 2004 and 2003, and the related statements of net sales in excess of expenses for the three-month period ended February 28, 2005 and the years ended November 30, 2004, 2003 and 2002 (which statements are not intended to be a complete presentation of the Product Line’s assets, liabilities, revenues or expenses), are incorporated by reference in this registration statement from the Current Report on Form 8–K of Inverness Medical Innovations, Inc. as dated June 17, 2006, filed on June 20, 2005, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which report is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities we are offering will be passed upon by Jay McNamara, Esq., our Senior Counsel, Corporate & Finance. Mr. McNamara owns an aggregate of approximately 2,366 shares of our common stock, as well as options to purchase an additional 12,579 shares of our common stock. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

INVERNESS MEDICAL INNOVATIONS, INC.

Warrants
Stock Purchase Contracts
Units
Common Stock
Preferred Stock
Depositary Shares

PROSPECTUS

November 22, 2006

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated and relate solely to the filing of this registration statement and do not include costs to be incurred in connection with future offerings of shares registered hereunder):

Registration fee—Securities and Exchange Commission	$ *
Accountants’ fees and expenses	20,000
Blue Sky fees and expenses	0
Legal fees and expenses (other than Blue Sky)	15,000
Printing expenses	0
Miscellaneous	0
TOTAL	$35,000

*                    Deferred in accordance with Rule 456(b) and 457(r)

Item 15.                 Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Article V of the bylaws of Inverness Medical Innovations, Inc. (the “Company”) provide that the Company shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, trustee, partner, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

Section 145(g) of the Delaware General Corporation Law and Article V of the bylaws of the Company provide that the Company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

The Company has obtained insurance covering its directors and officers against losses and insuring the Company against certain of its obligations to indemnify its directors and officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware regarding the unlawful payment of dividends, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to the Delaware General Corporation Law, Article VII of the certificate of incorporation of the Company eliminates a director’s personal liability for monetary damages to the Company and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

Item 16.                 Exhibits.

Exhibit No.		Description
4.1	—	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K, as amended, for the year ended December 31, 2001)
4.3	—

Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2001)

4.4	—	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-K, as amended, for the year ended December 31, 2001)
4.5	—	Specimen certificate for shares of common stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4, as amended (File No. 333-67392))
*5.1	—	Opinion of Jay McNamara, Esq., Senior Counsel, Corporate & Finance of Inverness Medical Innovations, Inc.
*12	—	Statement re computation of ratios of earning to fixed charges
*23.1	—	Consent of BDO Seidman, LLP
*23.2	—	Consent of BDO Seidman, LLP
*23.3	—	Consent of Deloitte & Touche LLP
*23.4	—	Consent of Jay McNamara, Esq., Senior Counsel, Corporate & Finance of Inverness Medical Innovations, Inc. (included in Exhibit 5.1)
*24.1	—	Power of Attorney (contained in signature page)

*                    Filed herewith.

Item 17.                 Undertakings.

A.    The undersigned Registrant hereby undertakes:

1.                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8.                 That:

(i)             for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)         for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on November 22, 2006.

INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ RON ZWANZIGER
Ron Zwanziger
Chairman, Chief Executive Officer and President

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger and Christopher J. Lindop as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RON ZWANZIGER	Chairman, President and Chief Executive Officer	November 22, 2006
Ron Zwanziger	(Principal Executive Officer)
/s/ CHRISTOPHER J. LINDOP	Chief Financial Officer (Principal Financial Officer	November 22, 2006
Christopher J. Lindop	and Principal Accounting Officer)
/s/ CAROL R. GOLDBERG	Director	November 22, 2006
Carol R. Goldberg
/s/ ROBERT P. KHEDERIAN	Director	November 22, 2006
Robert P. Khederian
/s/ JOHN F. LEVY	Director	November 22, 2006
John F. Levy
/s/ JERRY McALEER, PH.D.	Director	November 22, 2006
Jerry McAleer, Ph.D.

/s/ DAVID SCOTT, PH.D.	Director	November 22, 2006
David Scott, Ph.D.
/s/ PETER TOWNSEND	Director	November 22, 2006
Peter Townsend
/s/ JOHN A. QUELCH	Director	November 22, 2006
John A. Quelch
/s/ ALFRED M. ZEIEN	Director	November 22, 2006
Alfred M. Zeien

EXHIBIT INDEX

Exhibit No.		Description
4.1	—	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K, as amended, for the year ended December 31, 2001)
4.3	—

Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2001)

4.4	—	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-K, as amended, for the year ended December 31, 2001)
4.5	—	Specimen certificate for shares of common stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4, as amended (File No. 333-67392))
*5.1	—	Opinion of Jay McNamara, Esq., Senior Counsel, Corporate & Finance of Inverness Medical Innovations, Inc.
*12	—	Statement re computation of ratios of earning to fixed charges
*23.1	—	Consent of BDO Seidman, LLP
*23.2	—	Consent of BDO Seidman, LLP
*23.3	—	Consent of Deloitte & Touche LLP
*23.4	—	Consent of Jay McNamara, Esq., Senior Counsel, Corporate & Finance of Inverness Medical Innovations, Inc. (included in Exhibit 5.1)
*24.1	—	Power of Attorney (contained in signature page)

*                    Filed herewith.